FS-12


                              COLONIAL GAS COMPANY
                               EARNINGS STATEMENT
                        For the Year Ended June 30, 2000
                                 ($000 Omitted)


                                                              BALANCE
                                                              -------

REVENUE
  Firm Core                                                   157,693
  Firm Seasonal                                                 2,221
  Firm Transportation                                           4,996
  Non Firm Sales                                                2,003
  Non-Firm Transportation                                         314
  Other                                                          (310)
                                                            ---------
TOTAL REVENUE                                                 166,917
COST OF SALES                                                  79,403
                                                            ---------
GROSS MARGIN                                                   87,514

TOTAL OPERATING EXPENSES                                       16,692

OTHER EXPENSES
  Depreciation                                                 13,181
  Property Taxes                                                2,957
  Employee Benefits                                             4,323
  Bad Debt                                                      1,617
  Payroll Taxes                                                 1,392
  Amortization                                                  4,970
  Eastern overhead                                                675
  Other                                                           644
                                                            ---------
TOTAL OTHER EXPENSES                                           29,759
                                                            ---------
OPERATING EARNINGS                                             41,063
 Interest Expense--LT Debt                                     (7,110)
 Interest Expense--Other                                       (2,216)
 Interest Expense--Affiliate                                   (4,745)
 Interest Income                                                   60
 Other Income                                                     972
                                                            ---------
OTHER INCOME/(EXPENSE)                                        (13,039)
                                                            ---------
PRE-TAX INCOME                                                 28,024
INCOME TAX PROVISION                                           13,179
NET EARNINGS BEFORE PREF. DIV.                                 14,845
PREFERRED DIVIDEND                                                  0
                                                            ---------
NET EARNINGS BEFORE EXTRAORD ITEM                              14,845

EXTRAORDINARY ITEM                                                  0
CUMULATIVE EFFECT OF ACCT CHANGE, NET                               0
                                                            ---------
NET EARNINGS                                                   14,845
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